Exhibit 99.2
Unaudited Pro Forma Condensed Consolidated Financial Information

On September 22, 2019, Trecora Resources (the “Company”) entered into a Share Sale and Purchase Agreement (as amended, the “Purchase Agreement”) with Al Masane Al Kobra Mining Company, a Saudi Arabian closed joint stock company (“AMAK”), and certain other existing shareholders of AMAK (collectively, the “Purchasers”) pursuant to which the Company agreed to sells its 33.3% equity interest in AMAK (represented by 26,467,422 ordinary shares) to the Purchasers (the “Share Sale”). The Share Sale was completed in multiple closings pursuant to the Purchase Agreement, with the final closing being completed on September 28, 2020 (the “Final Closing”), and resulted in aggregate gross proceeds to the Company of SAR 265 million (approximately US$70.5 million) (before taxes and transaction expenses), the entirety of which has now been received by the Company.

The completion of the sale of ordinary shares pursuant to the Final Closing, together with the sale of ordinary shares in previously announced closings, constitute the disposition of a “significant amount” of the Company’s assets within the meaning of, and in accordance with, the standards set forth in Item 2.01 of Form 8-K. Prior to the completion of the Final Closing, the ordinary shares disposed of pursuant to the prior closings of the Share Sale did not constitute a “significant amount” of the Company’s assets for purposes of Item 2.01 of Form 8-K.

The following unaudited pro forma condensed consolidated financial information of the Company is derived from the Company’s historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and should be read in conjunction with (i) the audited financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) the unaudited financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020. The accompanying unaudited pro forma condensed consolidated statements of operations of the six months ended June 30, 2020 and the fiscal year ended December 31, 2019 are presented as if the closings of the Share Sale had been completed as of January 1, 2020 and 2019, respectively. The unaudited pro forma condensed consolidated balance sheet is presented after giving effect as if the closings of the Share Sale had occurred on June 30, 2020.

The pro forma adjustments give effect to the following items:
•Cash received from sale of investment
•Reduction in investment held-for-sale
•Gain on sale and impact on current and deferred taxes
•Adjustment to Equity in Earnings (Losses)
•Prepayment of debt utilizing a portion of the proceeds of the Share Sale

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the disposition had actually been completed on the indicated dates. The unaudited pro forma condensed consolidated financial statements are based on management’s estimate of the effects on the financial statements of the Share Sale. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

TRECORA RESOURCES AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AS OF JUNE 30, 2020

	Historical	Pro forma Adjustments		Pro forma
ASSETS	(thousands of dollars, except par value)
Current Assets
Cash	$29,877	$26,249	(a)	$56,126
Trade receivables, net	20,240			20,240
Inventories	7,595			7,595
Investment in AMAK (held-for-sale)	29,175	(29,175)	(b)	—
Prepaid expenses and other assets	3,233	2,117	(c)	5,350
Taxes receivable	16,229			16,229
Total current assets	106,349	(809)		105,540

Plant, pipeline and equipment, net	189,237			189,237

Goodwill	—			—
Intangible assets, net	13,814			13,814
Lease right-of-use assets, net	11,915			11,915
Mineral properties in the United States	562			562

TOTAL ASSETS	$321,877	$(809)		$321,068
LIABILITIES
Current Liabilities
Accounts payable	$11,027			11,027
Accrued liabilities	7,801	8,023	(d)	15,824
Current portion of post-retirement benefit	—			—
Current portion of long-term debt	4,194			4,194
Current portion of lease liabilities	3,142			3,142
Current portion of other liabilities	955			955
Total current liabilities	27,119	8,023		35,142

CARES Act, PPP Loans	6,123			6,123
Long-term debt, net of current portion	73,998	(30,000)	(e)	43,998
Post-retirement benefit, net of current portion	327			327
Lease liabilities, net of current portion	8,773			8,773
Other liabilities, net of current portion	512			512
Deferred income taxes	23,860	356	(f)	24,216
Total liabilities	140,712	(21,621)		119,091

EQUITY
Common stock - authorized 40 million shares of $0.10 par value; issued and outstanding 24.8 million and 24.8 million, respectively	2,482			2,482
Additional paid-in capital	60,386			60,386

Common stock in treasury, at cost	—			—
Retained earnings	118,008	20,812	(j)	138,820
Total Trecora Resources Stockholders' Equity	180,876	20,812		201,688
Noncontrolling Interest	289			289
Total equity	181,165	20,812		201,977

TOTAL LIABILITIES AND EQUITY	$321,877	$(809)		$321,068

See accompanying notes to unaudited pro forma condensed consolidated financial information.

TRECORA RESOURCES AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Historical	Pro forma Adjustments		Pro forma
	(thousands of dollars, except par value)
REVENUES
Product sales	$93,890			$93,890
Processing fees	8,851			8,851
	102,741	—		102,741

OPERATING COSTS AND EXPENSES
Cost of sales and processing
(including depreciation and amortization of $7,486)	88,496			88,496

GROSS PROFIT	14,245	—		14,245

GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative	12,963			12,963
Depreciation	428			428
	13,391	—		13,391

OPERATING INCOME (LOSS)	854	—		854

OTHER INCOME (EXPENSE)
Interest expense	(1,651)			(1,651)
Miscellaneous income, net	6			6
	(1,645)	—		(1,645)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(791)	—		(791)

INCOME TAX EXPENSE (BENEFIT)	(4,795)	356	(f)	(4,439)

INCOME (LOSS) FROM CONTINUING OPERATIONS	4,004	(356)		3,648

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	4,855	21,879	(g)	26,734

NET INCOME (LOSS)	$8,859	$21,523		$30,382

Basic Earnings per Common Share
Net income (loss) from continuing operations (dollars)	$0.16	$(0.01)		$0.15
Net income (loss) from discontinued operations, net of tax (dollars)	0.20	0.88		1.08
Net income (loss) (dollars)	$0.36	$0.87		$1.23

Basic weighted average number of common shares outstanding	24,784	24,784	24,784

Diluted Earnings per Common Share
Net income (loss) from continuing operations (dollars)	$0.16	$(0.01)	$0.15
Net income (loss) from discontinued operations, net of tax (dollars)	0.19	0.86	1.05
Net income (loss) (dollars)	$0.35	$0.85	$1.20

Diluted weighted average number of common shares outstanding	25,360	25,360	25,360

See accompanying notes to unaudited pro forma condensed consolidated financial information.

TRECORA RESOURCES AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical	Pro forma Adjustments		Pro forma
	(thousands of dollars, except par value)
REVENUES
Product sales	$243,314			$243,314
Processing fees	15,645			15,645
	258,959	—		258,959

OPERATING COSTS AND EXPENSES
Cost of sales and processing
(including depreciation and amortization of $15,361)	220,444			220,444

GROSS PROFIT	38,515	—		38,515

GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative	24,386			24,386
Impairment of goodwill and certain intangibles	24,152			24,152
Depreciation	840			840
	49,378	—		49,378

OPERATING INCOME (LOSS)	(10,863)	—		(10,863)

OTHER INCOME (EXPENSE)
Interest expense	5,139			5,139
Loss on disposal of assets	680			680
Miscellaneous (income) expense	(232)			(232)
	5,587	—		5,587

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(16,450)	—		(16,450)

INCOME TAX BENEFIT	3,566	430	(h)	3,996

INCOME (LOSS) FROM CONTINUING OPERATIONS	(12,884)	430		(12,454)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(2,090)	28,276	(i)	26,186

NET INCOME (LOSS)	$(14,974)	$28,706		$13,732

Basic Earnings per Common Share
Net income (loss) from continuing operations (dollars)	$(0.52)	$0.02		$(0.50)

Net income (loss) from discontinued operations, net of tax (dollars)	(0.08)	1.14	1.06
Net income (loss) (dollars)	$(0.60)	$1.16	$0.56

Basic weighted average number of common shares outstanding	24,784	24,784	24,784

Diluted Earnings per Common Share
Net income (loss) from continuing operations (dollars)	$(0.52)	$0.02	$(0.50)
Net income (loss) from discontinued operations, net of tax (dollars)	(0.08)	1.14	1.06
Net income (loss) (dollars)	$(0.60)	$1.16	$0.56

Diluted weighted average number of common shares outstanding	24,698	24,698	24,698

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation and Adjustments

The Company's historical financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Share Sale to date, (ii) factually supportable and (ii) are expected to have a continuing impact on the Company's consolidated results following the Share Sale.

The unaudited condensed consolidated financial information reflect the following adjustments:

“Historical” - represents the historical consolidated balance sheet and statement of operations of the Company as of the period presented.

(a) This adjustment represents the cash received from the closings of the Share Sale, net of withholding of estimated aggregate capital gains taxes payable in the Kingdom of Saudi Arabia, as well as the prepayment of debt utilizing a portion of the proceeds from the Share Sale.

(b) This adjustment represents the elimination of the respective portion of historical assets and liabilities associated with the Company’s investment in AMAK related to the closings of the Share Sale.

(c) This adjustment represents the withholding of estimated aggregate capital gains taxes payable in the Kingdom of Saudi Arabia pertaining to the Share Sale.

(d) This adjustment represents the estimated U.S. federal taxes payable on the gain on sale, utilizing a 21% statutory tax rate.

(e) This adjustment represents the prepayment of outstanding borrowings under the Company’s term loan facility utilizing a portion of the proceeds of the Share Sale.

(f) This adjustment represents the increase in the Company’s deferred tax liability resulting from the closings of the Share Sale.

(g) This adjustment represents the gain on sale, net of transaction costs and estimated taxes in both the Kingdom of Saudi Arabia and U.S. federal taxes, as well as an adjustment of previously recorded equity in losses giving effect to the completion of the Share Sale as of January 1, 2020.

(h) This adjustment represents the increase in the Company’s deferred tax liability resulting from the closings of the Share Sale.

(i) This adjustment represents the gain on sale, net of transaction costs and estimated taxes in both the Kingdom of Saudi Arabia and U.S. federal taxes, as well as an adjustment of previously recorded equity in losses giving effect to the completion of the Share Sale as of January 1, 2019.

(j) This adjustment represents the cumulative effect of adjustments (f) and (g) giving effect to the completion of the Share Sale as of June 30, 2020 which excludes the adjustment for previously recorded equity in losses.